EFFECTIVE AUGUST 23RD, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 27, 2004

                                                                    Raymond James Financial, Inc.

(Exact name of registrant as specified in its charter)

         Florida                                                       1-9109                                                 No. 59-1517485

(State or other jurisdiction                                  (Commission                                                (IRS Employer

        of incorporation)                                          File Number)                                              Identification No.)

880 Carillon Parkway   St. Petersburg,  Florida                                                                              33716

                           (Address of principal executive offices)                                                         (Zip Code)

Registrant's telephone number, including area code           (727)-567-1000

______________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2004 the Board of the Directors of the Company amended Article IV, Section 12 of the by-laws relating to indemnification of directors. A copy of the amendment is attached hereto as Exhibit 99.1.

Item 8.1  Other Events

Raymond James Financial, Inc. issued a press release, dated August 27, 2004, announcing its quarterly dividend on the Company's common. A copy of such press release is attached hereto as Exhibit 99.2.

Exhibit 99.1

On August 26, 2004 the Board of the Directors of the Company amended Article IV, Section 12 of the by-laws relating to indemnification of directors. The revised text reads as follows:

                Section 12.  The Company shall:

                (a)  Indemnify any person made a party to an action by or in the right of the Company to procure a judgment in its favor by reason of his being or having been a director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, or Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against the reasonable expenses, including attorneys' fees, incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of  law, no such indemnification may be made;

                (b)  Indemnify any person made a party to an action, suit or proceeding, other than one by or in the right of the Company to procure a judgment in its favor, whether civil or criminal, brought to impose a liability or penalty on such person for an act alleged to have been committed by such person in his capacity of director or officer of the Company, or of any other corporation, firm, association or entity which he served as such at the request of the Company, or Trustee of any employee benefit plan or trust or other program sponsored by the Company or any subsidiary of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action, suit or proceeding, or any appeal therein, unless the Board of Directors determines that such person did not act in good faith in the reasonable belief that such action was in the best interests of the Company. The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not in itself disqualify such person from indemnification except in any case where such person is adjudged in a final adjudication to have been guilty of conduct as to which, as a matter of law, no such indemnification may be made;

                (c)  Advance the payment of expenses, including attorneys' fees, to any person entitled to indemnification hereunder during the pendency of any claim, action or proceeding, unless otherwise determined by the Board of Directors in any case.

The foregoing rights of reimbursement or indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled and, in the event of his or her death, shall extend to his or her legal representatives.

                (d)           In any instance where more than one person is entitled to reimbursement of attorneys' fees pursuant to this Section 12, the Company shall select one attorney to serve as attorney for all such persons, unless, in the opinion of the attorney selected by the Company, a conflict of interest exists which would prevent representation by that attorney of one or more persons.  Notwithstanding the foregoing provision, any person may at any time decide to be represented by an attorney of his choosing, at his own expense.

                (e)           The Company may enter into indemnification agreements with members of the Board of Directors which may provide for further or expanded indemnification rights or otherwise modify the rights provided under this Section 12.

Exhibit 99.2

Aug. 27, 2004                                                                                        FOR IMMEDIATE RELEASE

Release No. 0804-05

RAYMOND JAMES FINANCIAL BOARD

DECLARES QUARTERLY DIVIDEND

                ST. PETERSBURG, Fla. - The Raymond James Financial Board of Directors Thursday authorized a quarterly cash dividend of $0.07 per share, payable Oct. 13 to shareholders of record Sept. 27.

                This is the 18th consecutive year in which Raymond James Financial has paid its shareholders a dividend.

                Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,200 financial advisors serving 1.3 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are currently over $109 billion, of which more than $22 billion are managed by the firm's asset management subsidiaries.

For further information, please contact
Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.RaymondJames.com/media.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      August 27, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
            Thomas A. James
            Chairman and Chief
            Executive Officer

BY: /s/ Jeffrey P. Julien
            Jeffrey P. Julien
            Senior Vice President - Finance
            and Chief Financial Officer